UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2012

_________________

CD INTERNATIONAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements to Certain Officers.

Effective August 3, 2012, the Company's Board of Directors, in accordance with its bylaws, appointed Hernan Grant Welch to the Board as a director to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his resignation or removal.  Mr. Welch was appointed to the Company’s audit committee, compensation committee and corporate governance committee. In accordance with our board’s general policy Mr. Welch, who is a full time employee of the Company, is not paid for board service in addition to his regular employee compensation as previously disclosed in a Form 8-K filed by the Company on January 10, 2012.

On August 3, 2012, as part of a realignment plan to maximize their contributions to our company while reducing overall expenses, David Barnes, Sheldon Steiner and Philip Y. Shen, Ph.D. informed CD International Enterprises, Inc. (the “Company”) of their intention to decline to stand for re-election to its Board of Directors in order to become non-director members of a newly formed advisory board to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On August 3, 2012, the Board of Directors of the Company approved an amendment and restatement of its Bylaws in order to decrease the size of its Board from 8 to 5.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on August 3, 2012 at the Company’s offices located at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441.

(b)	The following directors were elected at the Annual Meeting to hold office until the annual meeting of shareholders for fiscal year ending 2012 and until their successors are elected and qualified:

Yuejian (James) Wang, Ph.D.
Yuwei Huang
Kong Tung
Adam Wasserman

Messrs. Barnes, Steiner and Dr. Shen declined to stand for re-election to the Company’s Board of Directors. In addition, the shareholders approved an amendment to our 2008 Executive Stock Incentive Plan to increase the number of shares of our common stock which may be granted under the 2008 Executive Stock Incentive Plan from 1,000,000 to 2,500,000; approved an amendment to our 2008 Non-Executive Stock Incentive Plan to increase the number of shares of our common stock which may be granted under the 2008 Non-Executive Stock Incentive Plan from 3,000,000 to 4,500,000; and ratified the selection of Sherb & Co., LLP as the Company’s independent auditor for fiscal 2012. A total of 29,855,775 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. The voting results were as follows:

1.	The vote on the election of directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified was as follows:

	Votes Cast
	For	Withheld	Non Votes
Yuejian (James) Wang, Ph.D.	11,079,225	417,591	18,358,959
Yuwei Huang	11,055,325	441,491	18,358,959
Kong Tung	11,053,372	443,444	18,358,959
Adam Wasserman	10,881,430	615,386	18,358,959

2.
The vote on the approval of an amendment to our 2008 Executive Stock Incentive Plan to increase the number of shares of our common stock which may be granted under the 2008 Executive Stock Incentive Plan from 1,000,000 to 2,500,000 was as follows:

	Votes Cast
For	Against	Abstain	Non Votes
10,306,382	1,177,317	13,117	18,358,959

3.
The vote on the approval of an amendment to our 2008 Non-Executive Stock Incentive Plan to increase the number of shares of our common stock which may be granted under the 2008 Non-Executive Stock Incentive Plan from 3,000,000 to 4,500,000 was as follows:

	Votes Cast
For	Against	Abstain	Non Votes
10,307,543	1,159,781	29,492	18,358,959

4.	The vote on the ratification of the appointment of Sherb & Co., LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012 was as follows:

	Votes Cast
For	Against	Abstain
27,663,469	1,912,991	279,315

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD INTERNATIONAL ENTERPRISES, INC.

Date: August 9, 2012	By:	/s/ Lazarus Rothstein
Lazarus Rothstein,
Executive Vice President and General Counsel